TRANSFER AGENT SERVICING AGREEMENT

     This Agreement is made and entered into as of this 11th day of May, 2001, by and between AssetMark Funds, a business trust organized under the laws of the State of Delaware (hereinafter referred to as the "Trust"), and Firstar Mutual Fund Services, LLC, a limited liability corporation organized under the laws of the State of Wisconsin (herein after referred to as "FMFS").

     WHEREAS, the Trust is an open-ended management investment company which is registered under the Investment Company Act of 1940 (as amended "1940 Act"), composed of one or more series as described in Exhibit A (each series hereinafter referred to as a "Fund"); and

     WHEREAS, FMFS is in the business of providing, among other things, transfer and dividend disbursing agent functions for the benefit of its customers.

     NOW, THEREFORE, the Trust and FMFS do mutually promise and agree as follows:

1.   Terms of Appointment; Duties of FMFS

     Subject to the terms and conditions set forth in this Agreement, the Trust hereby employs and appoints FMFS to act as transfer agent and dividend disbursing agent.

     FMFS shall perform all of the customary services of a transfer agent and dividend disbursing agent, and as relevant, agent in connection with accumulation, open account or similar plans (including without limitation any periodic investment plan or periodic withdrawals program), including but not limited to the following:

     A. Receive and process orders for the purchase of shares of the Funds received in good order and issue and credit shareholder accounts with the appropriate number of certificated or uncertificated] shares. Receive payments by check, Fed wire, or through Automated Clearing House ("ACH") processing. Prepare and process daily deposit or delivery of payment and payment and proper supporting documentation to the Trust's custodian;

     B. Establish shareholder accounts with appropriate demographic data, information regarding participation in plans (i.e., systematic withdrawal, automatic investment, dividend reinvestment, etc.) and information regarding tax I.D. certification or non-resident alien records, including backup withholding. Make changes to shareholder accounts to reflect changes in demographic data or participation in plans upon receipt of appropriate instructions from such shareholder or his/her/its agent;

     C. Maintain valid and appropriate participation with the National Securities Clearing Corporation ("NSCC") and provide access to NSCC's Fund/Serv System for the Funds as agreed from time-to-time with the Trust;

     D. Produce shareholder lists and ad hoc reports for proxy solicitations or as requested by Trust management, including lists of linked accounts within Funds or across multiple funds to facilitate combined statements, or list of accounts linked by social security number, last name and/or address to facilitate household mailings;

     E. Create and produce mailing labels for regular, periodic or special mailings to shareholders or households;

     F. Receive and process redemption requests received in good order by mail, telephone or other proper method, including automated processing of systematic withdrawal transactions on a monthly basis.

     G. Administer distribution of redemption proceeds, in coordination with Trust's custodian, by check, Fed Wire or ACH processing;

     H. Process transfers of shares in accordance with the shareowner's proper instructions;

     I. Process exchanges between Funds within the same family of Funds in accordance with the terms of the Funds' prospectus(es), upon request by mail, telephone, or other proper method;

     J. Issue and/or cancel certificates as instructed; replace lost, stolen, or destroyed certificates upon receipt of satisfactory indemnification or surety bond;

     K. Prepare and transmit payments for dividends and distributions declared by the Trust by providing automated processing of dividend and capital gains payments with daily, monthly, quarterly, or annual distributions. Payment options will include reinvestment, directed payment to another Fund, or cash via mail, Fed Wire or ACH;

     L. Record the issuance of shares of the Trust and maintain, pursuant to Securities Exchange Act of 1934 (the "1934 Act") Rule 17ad-10(e), a record of the total number of shares of the Trust which are authorized, issued, and outstanding;

     M. Prepare shareholder meeting lists and, if applicable, mail, receive, and tabulate proxies; mailings of proxy statements to shareholders shall be in conformity with then-current SEC rules relating to "householding" of such mailings;

     N. Provide toll-free telephone lines and sufficient personnel to answer shareholder calls. Telephone representatives will be trained to be able to provide routine account information; respond to requests for information regarding transaction details including direct and wire purchases, redemptions, exchanges, transfers, systematic withdrawals or purchases, Fund SERV, or wire order trades; assist in problem solving; and process telephone transactions;

     O. Provide silent monitoring of telephone representatives to ensure quality of customer service and record and maintain tape recording of all shareholder calls for a six-month period;

     P. Research customer inquiries or problems communicated by mail, telephone, or other proper method, in a reasonably prompt manner as provided in the Securities Act of 1934 (the "1934 Act"). Report any inquiries or problems which (1) cannot be rectified to the shareholder's satisfaction, (2) are of a recurring nature, to the Trust. Such inquiries/problems may include shareholder account information, historical account information, stop payments on checks, transaction details or lost certificates;

     Q. Prepare and mail laser printed confirmation and/or account statements for all purchases, redemptions and other confirmable transactions on a monthly basis, or as requested by the Trust and as required by Rule 10b-10 of the 1934 Act. Shareholder account statement should show all information required by Rule 10b-10, as well as, beginning and ending share price and account value and daily activity including dividends and distributions, with share price and transaction amounts;

     R. Mail prospectuses (with statements or confirmation if requested), prospectus stickers or supplements, statements of additional information and shareholder reports to current shareholders, as requested by the Trust. To the extent permitted by then-existing Rules of the SEC, such mailings shall be made using appropriate "householding" criteria;

     S. Provide appropriate transfer agency services to facilitate Fund-sponsored IRA and SEP-IRA plans using Firstar Bank as custodian, as well as Fund-sponsored qualified retirement plans (such as 401(k) and 403(b) plans);

     T. Prepare and file U.S. Treasury Department forms 1099 and other appropriate information returns required with respect to dividends and distributions for all shareholders; and

     U. Provide a Blue Sky System, which will enable the Trust to monitor the total number of Fund shares sold in each state. In addition, the Trust shall identify to FMFS in writing those transactions and assets to be treated as exempt from the Blue Sky reporting to the Trust for each state. The responsibility of FMFS for the Trust's Blue-Sky state registration status is solely limited to the initial compliance by the Trust and the reporting of such transactions to the Trust.

2.   Compensation

     The Trust agrees to pay FMFS for performance of the duties listed in this Agreement; the fees and out-of-pocket expenses include, but are not limited to the following; printing, postage, forms, stationery, record retention, mailing, insertion, programming labels, shareholder lists and proxy expenses.

     The fees and reimbursable expenses set forth in Exhibit A may be changed from time to time subject to mutual written agreement between the Trust and FMFS.

     The Trust agrees to pay all fees and reimbursement expenses within ten (10) business days following the receipt of the billing notice.

3.   Representations of FMFS

     FMFS represents and warrants to the Trust that:

     A. It is a limited liability company duly organized, existing and in good standing under the laws of Wisconsin;

     B. It is a registered transfer agent under the 1934 Act as is empowered under applicable laws and by its charter and bylaws to enter into amended;

     C. It is duly qualified to carry on its business in the state of Wisconsin;

     D.   It and perform this Agreement;

     E. All requisite corporate proceedings have been taken to authorize it to enter and perform this Agreement;

     F. It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement; and

     G. It will comply with al applicable requirements of the Securities Act of 1933 (the "1933 Act") and the 1934 Act, as amended, the Investment Company Act of 1940, as amended, and any laws, rules, and regulations of governmental authorities having jurisdiction.

4.   Representations of the Trust

     The Trust represents and warrants to FMFS that:

     A. The Trust is an open-ended diversified investment company registered under the 1940 Act;

     B. The Trust is a business Trust organized, existing, and in good standing under the laws of the State of Delaware;

     C. The Trust is empowered under applicable laws and by its Agreement and Declaration of Trust and bylaws to enter into and perform this Agreement;

     D. All necessary proceedings required by the Agreement and Declaration of Trust have been taken to authorize it to enter into and perform this Agreement;

     E. The Trust will comply with all applicable requirements of the 1933 Act and the 1934 Act, as amended, the 1940 Act, and any laws, rules, and regulations of governmental authorities having jurisdiction; and

     F. A registration statement under the 1933 Act is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all shares of the Trust being offered for sale.

     G. The Trust shall furnish to FMFS a certified copy of the resolution of the Board of Trustees of the Trust authorizing the appointment of the execution of this Agreement. The Trust shall provide to FMFS a copy of the Agreement and Declaration of Trust, bylaws of the Trust and all amendments.

5.   Liabilities; Indemnification; Remedies Upon Breach

     A. In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, FMFS shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond FMFS's control. FMFS will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of FMFS. FMFS agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Fund shall be entitled to inspect FMFS's premises and operating capabilities at any time during regular business hours of FMFS, upon reasonable notice to FMFS.

          Regardless of the above, FMFS reserves the right, upon consultation with the Trust, and in such manner as agreed to by the Trust, to reprocess and correct administrative errors at its own expense.

     B. Indemnification. For purposes of this section, the terms "FMFS" and the "Trust", as indemnified parties, shall include their respective officers, directors, agents, employees, assigns and successors.

          FMFS shall exercise reasonable care in the performance of its duties under this Agreement. FMFS shall not be liable for any loss suffered by the Fund in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond FMFS's control, except a loss resulting from FMFS's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement.

          Notwithstanding any other provision of this Agreement, the Fund shall indemnify and hold harmless FMFS from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorney's fees) which FMFS may sustain or incur or which may be asserted against FMFS by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to FMFS by any duly authorized officer of the Fund, such duly authorized officer to be included in a list of authorized officers furnished to FMFS and as amended from time to time in writing by resolution of the Board of Trustees of the Fund.

          In order that the indemnification provision contained in this section shall apply, it is understood that if in any case the Trust may be asked to indemnify or hold FMFS harmless, the Trust shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that FMFS will use all reasonable care to notify the Trust promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Trust. The Trust shall have the option to defend FMFS against any claim which may be the subject of this indemnification. In the event that the Fund so elects, it will so notify FMFS and thereupon the Trust shall take over complete defense of the claim, and FMFS shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. FMFS shall in no case confess any claim or make any compromise in any case in which the Trust will be asked to indemnify FMFS except with the Trust's prior written consent.

     C. FMFS shall indemnify and hold the Trust harmless from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorney's fees) which may be asserted against the Trust by any person arising out of any action taken or omitted to be taken by FMFS as a result of FMFS's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful conduct. Without limiting the generality of the foregoing, FMFS agrees to indemnify the Trust with respect to any and all of the following: (1) failure of FMFS to observe or perform any duty or obligation under any third party software license agreement or third party service contract; (2) any claim(s) of infringement of any patent, copyright, trade secret, or other proprietary right of any third party alleged to occurred because of systems, software or other resources provided by FMFS (3) any claim by a third party of violation of a duty of confidentiality or other similar duty in respect of information in the possession of FMFS which information was provided to Trust; (4) any claims arising out of related to occurrences which FMFS is required to insure against pursuant to this Agreement or applicable law; (5) any claim of unlawful harassment or discrimination resulting from an action of FMFS or its employees, agents or representatives; (6) any claim or action arising out of or relating to any illness, other injury or death of a person, or damage to property, attributable to the negligence or misconduct of FMFS or its employees, agents or representatives.

6.   Records

     FMFS shall keep records relating to the services to be performed hereunder, in the form and manner, and for such period as it may deem advisable and is agreeable to the Trust and required by the rules and regulations of appropriate government authorities, in particular, Section 31 of the 1940 Act and the rules thereunder. FMFS agrees that all such records prepared or maintained by FMFS relating to the services to be performed by FMFS hereunder are the property of the Trust and will be preserved, maintained, and made available with such section and rules of the 1940 Act and will be promptly surrendered to the Trust on and in accordance with its request.

7.   Confidentiality

     FMFS agrees on behalf of itself and its employees to treat confidentially all records and other information relative to the Trust and its shareholders and shall not be disclosed to any other party, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where FMFS may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities. In accordance with Section 248.11 of Regulation S-P (17 CFR 248.1-248.30), FMFS will not directly, or indirectly through an affiliate, disclose any non-public personal information, except as permitted or required by law, as defined in Reg. S-P, received from the Trust regarding any shareholder, to any person that is not affiliated with the Trust or with FMFS, and, provided that, any such information disclosed to an affiliate of FMFS shall be under the same limitations on non-disclosure.

8.   Wisconsin Law to Apply

     This Agreement shall be constructed and the provisions thereof interpreted under and in accordance with the laws of the state of Wisconsin.

9.   Term, Amendment, Termination, Assignment, and Notice

     A. This Agreement shall be effective on the date above first written and, unless sooner terminated as provided herein, shall continue automatically to reflect for successive annual periods that the continuance of the Agreement is approved by a majority of the Trustees of the Trust.

     B. This Agreement may be amended by the mutual written consent of the parties.

     C. This Agreement may be terminated upon 90 day's written notice given by one party to the other.

     D. This Agreement and any right or obligation hereunder may not be assigned by either party without the signed, written consent of the other party.

     E. Any notice required to be given by the parties to each other under the terms of this Agreement shall be in writing, addressed and delivered, or mailed to the principal place of business of the other party. If to FMFS, such notice should to be sent to:

          Firstar Mutual Fund Services, LLC
          615 East Michigan Street
          Milwaukee, WI 53202

          If to the Trust, such notice should be sent to:

          AssetMark Funds
          2300 Contra Costa Blvd., Suite 425
          Pleasant Hill, CA  94523

     F. In the event that the Trust gives to FMFS its written intention to terminate and appoint a successor transfer agent, FMFS agrees to cooperate in the transfer of its duties and responsibilities to the successor, including any and all relevant books, records and other data established or maintained by FMFS under this Agreement.

     G. Should the Trust exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be paid by the Trust.


     IN WITNESS WHEREOF, the due execution hereof on the date first above written.


AssetMark Funds                             Firstar Mutual Fund Services, LLC

Sign: /s/ Ronald D. Cordes                  Sign: /s/ Joseph C. Neuberger
      --------------------------------            ------------------------------

Title: President and CEO                    Title: Senior Vice President
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Print: Ronald D. Cordes                     Print: Joseph C. Neuberger
       -------------------------------             -----------------------------

Attest: /s/ Carrie E. Hansen                Attest: /s/ Elaine E. Richards
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